SUBSCRIPTION AGREEMENT


June 8th, 2003

AGREEMENT, Made by and between the The Pennsylvania Avenue
Event-Driven Fund, a series of The Pennsylvania Avenue
Funds, a Delaware business trust (hereinafter called "Fund") and Mr. Thomas Kirchner.

WITNESSETH: WHEREAS, Fund engages in the business of investing and reinvesting its assets and property in various stocks and securities and Mr. Thomas Kirchner is an individual who seeks to invest in the Fund.

Mr. Thomas Kirchner hereby agrees to invest $42,000 in cash in the Fund as an investment. Mr. Kirchner's investment will remain in the Fund for a minimum of one year from the date of purchase, June 8, 2003.

In witness whereof, the parties hereto have caused this Subscription Agreement to be signed as of the 8th day of June 2003.

         Pennsylvania Avenue Funds By
                             /s/THOMAS KIRCHNER
                             _____________________________
                             Thomas Kirchner, President

         Pennsylvania Avenue Funds By
                             /s/GARY TERNULLO
                             _____________________________
                             Gary Ternullo, Trustee

         Pennsylvania Avenue Funds By
                             /s/GALE WITOONCHATREE
                             _____________________________
                             Gale Witoonchatree, Trustee
Mr. Thomas Kirchner
                             /s/THOMAS KIRCHNER
                             _____________________________
                             Thomas Kirchner

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                   SUBSCRIPTION AGREEMENT


June 17th, 2003

AGREEMENT, Made by and between the The Pennsylvania Avenue Event-Driven Fund, a series of The Pennsylvania Avenue Funds, a Delaware business trust (hereinafter called "Fund") and Pennsylvania Avenue Partners, L.L.C., a limited liability company organized under the laws of the State of Delaware (hereinafter called "Company").

WITNESSETH: WHEREAS, Fund engages in the business of investing and reinvesting its assets and property in various stocks and securities and Pennsylvania Avenue Partners, L.L.C. is an company that seeks to invest in the Fund.

The Company hereby agrees to invest $58,000 in cash in the Fund as an investment The Company's investment will remain in the Fund for a minimum of one year from the date of purchase, June 17, 2003.

In witness whereof, the parties hereto have caused this Subscription Agreement to be signed as of the 17th day of June 2003.

 Pennsylvania Avenue Partners, L.L.C

                             By /s/THOMAS KIRCHNER
                             _____________________________
                             Thomas Kirchner, Managing Member

The Pennsylvania Avenue Event-Driven Fund

                             By
                             /s/THOMAS KIRCHNER
                             _____________________________
                             Thomas Kirchner, President

                             By
                             /s/GARY TERNULLO
                             _____________________________
                             Gary Ternullo, Trustee

                             By
                             /s/GALE WITOONCHATREE
                             _____________________________
                             Gale Witoonchatree, Trustee